Exhibit 10.46

Contract Number: HBYT-CY2-2008-MM-530

CONTRACT OF THE SALE OF GOODS

(Mechanical & Electrical Equipments)

CONTRACT FOR PURCHASING HEATING-FURNACES

This Contract for the Sale of Goods (the “Sales Contract”) is made on September 5, 2008

BETWEEN: Beijing BHD Petroleum Technology Co., Ltd. (the “Seller”), a corporation organized and existing under the laws of the PRC.

Deposit Bank: [    ]

Account Number: [    ]

Phone Number: [    ]

Legal Location: Changping District, Beijing

Legal Representative (principal): Chen Guangqiang

Contact Person: Wang Youhong

AND: PetroChina Huabei Oilfield Co., Ltd ( the “ Buyer”), a corporation organized and existing under the laws of the PRC.

Deposit Bank: [    ]

Account Number: [    ]

Phone Number: [    ]

Legal Location: RenQiu City, Hebei Province

Legal Representative (principal): Sunjun

Contacting Person: Zhang Shijun

SALE OF GOODS

Seller shall sell, transfer and deliver to Buyer on the date which will be designated by the Buyer after this contract taking effect, the following items:

1	SUBJECT-MATTER: Heating furnaces

1.1	Description: See the Contract appendix

1.2	Producing area: HuangHua city, HeBei Province

1.3	Producer: HuangHua BaiHengDa

2	QUANTITY

2.1	Quantity: See Contract appendix

2.2	Supplyment description: See the Contract appendix

3	QUALITY REQUEST AND TECHNIQUE STANDARD

3.1	Quality Request: Act in compliance with the technical contract between two parties

3.2	Technique and Manufacturing Standard: See the Technical Agreement

4	PURCHASE PRICE

4.1	The purchase price payable for this contract agreed to be:

RMB:3,050,000

RMB: Three million fifty thousand

4.2	Total amounts computed and allocated: 17%V.A.T + Maintenance fees + Training fees + installation and test cost + freight and charge

4.3	Payment: 95% of the price will be paid after the installation and testing of the equipments, 5% quality guarantee deposit will be collected when the quality guarantee period is complete, without quality problems (no interest)

5.	Delivery

Manner of Delivery: Seller Delivering

Delivering date and subjects: Before October 10, 2008

Delivery place: A location designated by the Buyer

Documents and Files should be provided by the Seller: Products Certification, Products Testing Reports, Instructions and other relevant documents.

6.	Packing

a)	Packing Standard: Packing in accordance with the Provisions of Packing and Mark

b)	Request on Packing Object and Mark: Execute the Industrial Standard

c)	The Seller should pay for the packing expenses, unless further more contract clauses are defined.

d)	If the Packing is not satisfied, according to those provisions, the Seller will be responsible for the problems caused.

7.	Transportation

a)	Manner of Transportation: By Truck

Sending From: Huanghua City, Hebei Province

Arriving at: See appendix

Consignee: Lin WenHua

b)	Transport and relevant Fees: Included in the contract value

c)	The Seller is responsible for the damage or destruction of the goods in transit.

d)	If a change of reaching location or consignee is made by the Buyer after the delivery of goods, the Buyer should be responsible for the expenses caused.

8.	Acceptance and Installation & Adjustment

a)	Acceptance

i.	The Buyer should confirm the inspecting date within 15 days after the arrival of goods and inform the Seller 8 days before confirmation of the date. The Seller should dispatch an employee to participate the inspection. If the Seller fails to join this procedure, the Seller will be deemed to have agreed on the results of inspection. If the Buyer does not exercise the procedure of inspection on the inspecting date, the inspection of goods will be deemed to have been completed.

ii.	The inspection should comply with the requests and criterion. If it’s not prescribed in the contract, the inspection will be exercised under the provisions of this Contract. Written report of this inspection should be signed by both parties.

iii.	If the report of inspection does not meet the provisions of this contract, the Seller will be responsible for related adjustment, maintenance or change of the equipments so as to meet the provisions, and the Seller will be responsible for the expenses caused in this circumstance.

b)	Installation and Adjustment

i.	The Seller should complete the installation and adjustment within 20 days after the inspection of the goods and meet the requests and criteria of the contract. In addition, the Seller will assist during the process.

ii.	When the equipment is running normally and meets the technical criteria, both parties will sign to acknowledge final receipt of the equipment.

c)	If the equipment or materials are damaged due to the Seller’s mistake, in which case extra losses will occur.

d)	If the parties disagree over the process of inspection, installation or adjustment, both parties should submit the case to a testing agency approved by the Technology Supervisory Bureau of Hebei Province, and follow their testing results.

9.	Quality Guarantee

a)	The quality guarantee period shall begin with and continue for 12 months after the completion of term 8.(b).ii.

b)	The quality guarantee period will be recalculated from the machine termination date, if equipment termination were caused by the Seller.

c)	The Seller agrees to withhold 5% of Purchase price (equal to RMB: 152,500) as a quality guarantee deposit. If any quality problems arise during the quality guarantee period and the Seller cannot complete the maintenance, this deposit shall be forfeited to the Buyer.

d)	Supervision or equipment manufacturing outsourced of the Buyer can not offset the responsibility for product quality which is assumed by the Seller.

10.	Confidentiality

Both Parties agree to protect business secrets that are indicated in this contract from third parties.

11.	Technical Services and Training

12.	Modification and Cancellation of the Contract

a)	This contract may be terminated or modified by the parties’ mutual written consent.

b)	The contract can be cancelled by each of parties, if any of the following events happens:

i.	Target incompletion caused by force majeure.

ii.	Buyer provides 5 days’ acceleration notice to Seller and Seller fails to deliver products.

iii.	If the quality of goods does not meet the provisions and the Seller does not take the necessary redemption, then the Buyer may terminate this contract.

iv.	If the Buyer rejects the goods with no reason, then the Seller has the right to terminate this contract.

c)	The changing or cancellation of the contract does not release the defaulter’s liability for breach of contract; moreover, compensation should pay to the counter party for any losses.

13.	Events of Default

13.1	If the Seller fails to deliver the goods on time or fails to provide the documents under 5.4, the Seller shall pay 0.05% penalty to the Buyer.

13.2	If the Buyer fails to make the payment, then the Buyer shall pay 0.05% out of remaining installments for penalty every past due day.

13.3	If the event under 12.(b).iii happens, the Buyer has the right to claim a 10% penalty out of purchase price and consequent losses caused thereby.

13.4	The Seller guarantees that the delivered goods do not violate any third party’s rights; otherwise, Seller assumes full responsibility for resulting losses.

13.5	If the Seller does not complete the installation and adjustment on time, the Seller shall compensate the Buyer’s resulting losses.

13.6	Any party that violates the provisions of Section 10 shall bear responsibility for damages caused thereby.

13.7	If there are other default situations, the defaulter should take the responsibility for making compensation to the other party. If the default comes from both parties, then both parties should take the corresponding responsibilities, respectively.

14.	Force majeure

a)	For any force majeure, such as fire, earthquake, typhoon and other unforeseeable events that caused the incompletion or partial completion of the obligations, one party or both parties do not have to take the default responsibility, but a notice should be given within 48 hours , and present the relevant proof documents to the other party within 5 days.

b)	The party or parties affected by force majeure have the responsibility to take appropriate actions to mitigate damages.

15.	Settlement of disagreements

a)	The parties should settle any disagreement caused by the contract through negotiation.

b)	If the parties fail to reach agreement through negotiation, one of the following ways may be used:

1)	Submit the case to arbitration commission to mediate.

2)	Engage in legal proceedings at the Buyer’s Local People’s court.

16.	Effectiveness and Others

a)	This contract will come into effect after signing and stamping by both parties.

b)	A complementary agreement may be provided if necessary.

c)	The contract’s accessories and complementary agreements are part of the contract and have the same legal effectiveness. If there are any differences between the accessories or complementary agreements or the contract, the contract will take priority.

d)	The contract is in 2 copies. Each party takes 1 of the copies. Another 4 duplicate copies will be made for the Buyer. If there are any differences between original and duplicated version, the original version will take priority.

If there are differences between the English version and the Chinese version of this agreement, the Chinese version will take priority.

Contract appendix

Serial No.	Description	Quantity	Price with V.A.T(RMB)	Total	Deliver place
1	Heating Furnaces	1	670,000	670,000	Yan 1st united 2# heating furnace
2	Heating Furnaces	1	800,000	800,000	Cha-inter-station 2# oil furnace
3	Heating Furnaces	2	790,000	1,580,000	Ba 1st station 3#, 4# water furnace
	Total			3,050,000
Total with V.A.T: RMB3,050,000